Sprinklr Announces Second Quarter Fiscal 2025 Results
•Q2 Total Revenue of $197.2 million, up 11% year-over-year
•Q2 Subscription Revenue of $177.9 million, up 9% year-over-year
•Q2 net cash provided by operating activities of $21.3 million and free cash flow* of $16.5 million
•RPO and cRPO up 10% and 9% year-over-year, respectively
•145 $1 million customers, up 21% year-over-year
•Recorded a $10.1 million credit loss charge in Q2

NEW YORK, New York--September 4, 2024--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its second fiscal quarter ended July 31, 2024.
"In the second quarter, we continued to expand our customer base with our industry-recognized AI-powered platform and delivered our 7th consecutive quarter of free cash flow. As we work through continued market challenges, we are taking decisive steps to strengthen our foundation to reaccelerate growth and expand margins—a process that will take several quarters. Despite these challenges, we believe that Sprinklr remains uniquely positioned to help large global enterprises unlock and deploy the power of AI across the front office, as demonstrated by multiple global deals won this quarter across all our product suites," said Ragy Thomas, Sprinklr Founder and Co-CEO.

Second Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the second quarter was $197.2 million, up from $178.5 million one year ago, an increase of 11% year-over-year. Subscription revenue for the second quarter was $177.9 million, up from $163.5 million one year ago, an increase of 9% year-over-year.
•Operating (Loss) Income and Margin*: Second quarter GAAP operating loss was $0.1 million, compared to operating income of $5.5 million one year ago. Non-GAAP operating income was $15.2 million, compared to non-GAAP operating income of $21.3 million one year ago. For the second quarter, GAAP operating margin was 0% and non-GAAP operating margin was 8% compared to GAAP operating margin of 3% and non-GAAP operating margin of 12% in the second quarter of fiscal year 2024.
•Net Income Per Share*: Second quarter GAAP net income per share, diluted was $0.01, compared to net income per share, diluted of $0.04 in the second quarter of fiscal year 2024. Non-GAAP net income per share, diluted for the second quarter was $0.06, compared to non-GAAP net income per share, diluted of $0.09 in the second quarter of fiscal year 2024.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of July 31, 2024 was $468.5 million.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating (loss) income, net income or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the third fiscal quarter ending October 31, 2024:
•Subscription revenue between $177.5 million and $178.5 million.
•Total revenue between $196 million and $197 million.
•Non-GAAP operating income between $19 million and $20 million.
•Non-GAAP net income per share of approximately $0.08 assuming 266 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2025:
•Subscription revenue between $710.5 million and $712.5 million.
•Total revenue between $785 million and $787 million.
•Non-GAAP operating income between $80.5 million and $81.5 million.
•Non-GAAP net income per share between $0.32 and $0.33, assuming 270 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our condensed consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income or as to non-GAAP net income per share to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, September 4, 2024, to discuss second quarter fiscal 2025 financial results, as well as the third quarter and full year fiscal 2025 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13748516. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,800 valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 60% of the Fortune 100. Sprinklr's value to the enterprise is simple: We un-silo teams to make customers happier.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year fiscal 2025, the impact of, and our ability to execute, our corporate strategies and business initiatives, the benefits of Sprinklr technology and features, and the ability of customers to successfully implement Sprinklr technology and accomplish their objectives. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of fluctuations in inflation rates, higher interest rates, bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024, filed with the SEC on June 5, 2024, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$119,119	$164,024
Marketable securities	349,332	498,531
Accounts receivable, net of allowance of $12.5 million and $5.3 million, respectively	189,000	267,731
Prepaid expenses and other current assets	84,158	70,690
Total current assets	741,609	1,000,976
Property and equipment, net	33,585	32,176
Goodwill and other intangible assets	49,957	50,145
Operating lease right-of-use assets	48,266	31,058
Other non-current assets	110,381	108,755
Total assets	$983,798	$1,223,110

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$25,154	$34,691
Accrued expenses and other current liabilities	64,371	93,187
Operating lease liabilities, current	6,286	5,730
Deferred revenue	363,480	374,552
Total current liabilities	459,291	508,160
Deferred revenue, non-current	3,030	506
Deferred tax liability, non-current	1,475	1,474
Operating lease liabilities, non-current	44,919	27,562
Other liabilities, non-current	6,116	5,704
Total liabilities	514,831	543,406
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	4	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,232,417	1,182,150
Accumulated other comprehensive loss	(4,251)	(3,836)
Accumulated deficit	(735,376)	(474,787)
Total stockholders’ equity	468,967	679,704
Total liabilities and stockholders’ equity	$983,798	$1,223,110

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue:
Subscription	$177,859	$163,452	$355,222	$321,117
Professional services	19,349	15,013	37,944	30,711
Total revenue	197,208	178,465	393,166	351,828
Costs of revenue:
Costs of subscription (1)	34,306	27,783	66,876	55,259
Costs of professional services (1)	20,010	15,684	38,565	30,145
Total costs of revenue	54,316	43,467	105,441	85,404
Gross profit	142,892	134,998	287,725	266,424
Operating expense:
Research and development (1)	23,622	24,323	46,161	45,084
Sales and marketing (1)	80,497	80,118	167,981	169,320
General and administrative (1)	38,860	25,068	67,961	49,724
Total operating expense	142,979	129,509	282,103	264,128
Operating (loss) income	(87)	5,489	5,622	2,296
Other income, net	6,414	7,237	13,914	11,996
Income before provision for income taxes	6,327	12,726	19,536	14,292
Provision for income taxes	4,486	2,241	7,061	999
Net income	$1,841	$10,485	$12,475	$13,293
Net income per share, basic	$0.01	$0.04	$0.05	$0.05
Weighted average shares used in computing net income per share, basic	260,830	268,900	266,187	267,271
Net income per share, diluted	$0.01	$0.04	$0.04	$0.05
Weighted average shares used in computing net income per share, diluted	271,934	283,853	279,695	282,951
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
Costs of subscription	$327	$290	$610	$590
Costs of professional services	364	405	681	808
Research and development	2,834	3,897	5,408	6,964
Sales and marketing	5,802	6,311	11,406	12,266
General and administrative	5,765	3,962	10,842	7,547
Stock-based compensation expense, net of amounts capitalized	$15,092	$14,865	$28,947	$28,175

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2024	2023
Cash flow from operating activities:
Net income	$12,475	$13,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,118	7,329
Provision for credit losses	11,103	1,149
Stock-based compensation, net of amounts capitalized	28,947	28,175
Non-cash lease expense	4,164	2,998
Deferred income taxes	(40)	(3,402)
Net amortization/accretion on marketable securities	(7,436)	(7,998)
Other non-cash items, net	216	39
Changes in operating assets and liabilities:
Accounts receivable	67,292	26,474
Prepaid expenses and other current assets	(15,289)	7,917
Other non-current assets	(1,473)	(4,874)
Accounts payable	(9,268)	(7,897)
Operating lease liabilities	(2,665)	(2,896)
Accrued expenses and other current liabilities	(26,683)	(25,632)
Deferred revenue	(7,858)	(2,156)
Other liabilities	431	616
Net cash provided by operating activities	63,034	33,135
Cash flow from investing activities:
Purchases of marketable securities	(136,136)	(288,727)
Proceeds from sales and maturities of marketable securities	292,298	206,291
Purchases of property and equipment	(4,028)	(4,413)
Capitalized internal-use software	(6,291)	(5,744)
Net cash provided by (used in) investing activities	145,843	(92,593)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	17,235	21,350
Proceeds from issuance of common stock upon ESPP purchases	3,403	3,970
Payments for repurchase of Class A common shares	(273,873)	—
Net cash (used in) provided by financing activities	(253,235)	25,320
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,247)	(89)
Net change in cash, cash equivalents and restricted cash	(45,605)	(34,227)
Cash, cash equivalents and restricted cash at beginning of period	172,429	188,387
Cash, cash equivalents and restricted cash at end of period	$126,824	$154,160

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$142,892	$134,998	$287,725	$266,424
Stock-based compensation expense and related charges (1)	717	710	1,324	1,423
Non-GAAP gross profit	$143,609	$135,708	$289,049	$267,847
Gross margin	72%	76%	73%	76%
Non-GAAP gross margin	73%	76%	74%	76%

Non-GAAP operating income:
U.S. GAAP operating (loss) income	$(87)	$5,489	$5,622	$2,296
Stock-based compensation expense and related charges (2)	15,243	15,724	29,867	29,839
Amortization of acquired intangible assets	50	50	100	100
Non-GAAP operating income	$15,206	$21,263	$35,589	$32,235
Operating margin	—%	3%	1%	1%
Non-GAAP operating margin	8%	12%	9%	9%

Free cash flow:
Net cash provided by operating activities	$21,322	$14,575	$63,034	$33,135
Purchase of property and equipment	(1,483)	(2,788)	(4,028)	(4,413)
Capitalized internal-use software	(3,314)	(3,061)	(6,291)	(5,744)
Free cash flow	$16,525	$8,726	$52,715	$22,978
(1) Employer payroll tax related to stock-based compensation for the periods ended July 31, 2024 and 2023 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.1 million and $0.9 million of employer payroll tax related to stock-based compensation for the three months ended July 31, 2024 and 2023, respectively, and $0.9 million and $1.7 million of employer payroll tax related to stock-based compensation expense for the six months ended July 31, 2024 and 2023, respectively.

	Three Months Ended July 31,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$1,841	$0.01	$0.01	$10,485	$0.04	$0.04
Add:
Stock-based compensation expense and related charges	15,243	0.06	0.05	15,724	0.06	0.05
Amortization of acquired intangible assets	50	0.00	0.00	50	0.00	0.00
Total additions, net	15,293	0.06	0.05	15,774	0.06	0.05
Non-GAAP net income	$17,134	$0.07	$0.06	$26,259	$0.10	$0.09
Weighted-average shares outstanding		260,830	271,934		268,900	283,853

	Six Months Ended July 31,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$12,475	$0.05	$0.04	$13,293	$0.05	$0.05
Add:
Stock-based compensation expense and related charges	29,867	0.11	0.11	29,839	0.11	0.10
Amortization of acquired intangible assets	100	0.00	0.00	100	0.00	0.00
Total additions, net	29,967	0.11	0.11	29,939	0.11	0.10
Non-GAAP net income	$42,442	$0.16	$0.15	$43,232	$0.16	$0.15
Weighted-average shares outstanding		266,187	279,695		267,271	282,951